EVEREST MEDICAL CORPORATION

                          13% Secured Convertible Note

$500,000                                                     February 16, 1996


     For Value Received, the undersigned EVEREST MEDICAL CORPORATION, a Minnesota corporation (hereinafter called the "Company"), hereby promises to pay to the order of Okabena Partnership K ("Okabena"), at its principal office in the city of Minneapolis, Minnesota, the principal sum of Five Hundred Thousand Dollars ($500,000) on February 16, 1998. Interest on the unpaid principal hereof shall accrue from and after the date hereof at the rate of 13% per annum (computed on the basis of a 360-day year, 30-day month) and shall be payable quarterly (on each three-month anniversary of the date hereof). The principal of and interest on this Note shall be paid in lawful money of the United States.

     This Note has been issued under the terms and provisions of a Note Purchase Agreement (the "Agreement"), dated February 16, 1996, between the Company and Okabena. As provided in the Agreement, this Note is secured by a Security Agreement referred to therein.

     Upon the occurrence of any one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note, including accrued interest, may be declared to be or shall become immediately due and payable as provided in the Agreement.

     This Note is subject to the following additional provisions, terms and conditions:

         1.       Prepayment - Company Option.

     (a) The Company may, at its option, at any time, prepay this Note, without premium, in whole or in part (but if in part only in the aggregate amount of $100,000 or integral multiples thereof), upon 30 days' prior written notice to the holder of this Note.

     (b) In the event the Company shall give notice of any prepayment in accordance with paragraph 1(a) hereof, such notice shall specify the principal amount thereof to be prepaid and the date of the proposed prepayment, and thereupon such principal amount, together with accrued and unpaid interest thereon to the prepayment date, shall become due and payable on the prepayment date.

     (c) Upon payment by the Company in full of all outstanding principal and interest pursuant to the terms of this Note, the Company shall not be obligated to pay Okabena or the holder of this Note any further consideration of any type, including the fee described in Section 8.1 of the Agreement.

      THIS NOTE IS SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH AT THE
                        BOTTOM OF THE LAST PAGE HEREOF.


         2.       Conversion Rights.

     (a) This Note is convertible in whole or in part at any time prior to the earlier of February 16, 1998, or (ii) the date the Company prepays all outstanding principal and interest pursuant to Section 1 of this Note (the
"Conversion Period"). The Note is convertible during the Conversion Period at the option of the holder hereof into fully paid and nonassessable shares of Common Stock of the Company at an initial conversion price of $2.50 per share (which conversion price shall be subject to adjustment as hereinafter provided); provided, however, that any conversion of the portion of this Note that constitutes interest hereon shall be subject to the consent of the Company.

     (b) In order to exercise the conversion privilege, the holder hereof shall surrender this Note to the Company at its principal office, accompanied by written notice to the Company that the holder elects to convert this Note or a part hereof. This Note or the part hereof to be converted shall be deemed to have been converted (i) in the case of conversion of any principal amount hereof or conversion of any principal amount hereof and interest hereon pursuant to the immediately preceding paragraph, on the day of surrender of this Note for conversion in accordance with the foregoing provisions, and (ii) in the case of conversion of interest hereon which is subject to the proviso in 2(a) hereof, on the day the Company consents to the conversion, and at such time the rights of the holder of this Note or the part hereof to be converted, as such holder, shall cease and such holder shall be treated for all purposes as the record holder of the Common Stock of the Company issuable upon conversion. As promptly as practicable on or after the conversion date the Company shall issue a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with, in the event this Note is being converted in part only, a new Note representing the principal amount hereof which shall not have been converted.

     (c) The above provisions are, however, subject to the following:

     (i) The conversion price shall, from and after the date of issuance of this Note, be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the conversion price, the holder of this Note shall thereafter be entitled to receive the number of shares obtained by multiplying the conversion price in effect immediately prior to such adjustment by the number of shares issuable pursuant to conversion immediately prior to such adjustment, and dividing the product thereof by the conversion price resulting from such adjustment.

     (ii) In case the Company shall at any time subdivide the outstanding Common Stock into a greater number of shares or declare a dividend payable in Common Stock, the conversion price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding Common Stock shall be combined into a smaller number of shares, the conversion price in effect immediately prior to such combination shall be proportionately increased.

     (iii) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets ("Substituted Property") with respect to or in exchange for such Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the holder of this Note shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Note and in lieu of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such Substituted Property as would have been issued or delivered to the holder if it had converted this Note and had received upon such conversion the Common Stock prior to such reorganization, reclassification, consolidation, merger or sale. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the holder at the last address of the holder appearing on the books of the Company, the obligation to deliver to the holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the holder may be entitled to purchase.

     (iv) Upon any adjustment of the conversion price, the Company shall give written notice thereof, by first-class mail, postage prepaid, addressed to the holder at the address of the holder as shown on the books of the Company, which notice shall state the conversion price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at the conversion price upon conversion of this Note, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     (v) No fractional shares of Common Stock shall be issued upon the conversion of this Note, but, instead of any fraction of a share which would otherwise be issuable, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of Common Stock as of the close of business on the date of the notice required by paragraph 2(b) above. "Market price" shall mean, if the Common Stock is traded on a securities exchange or the NASDAQ National Market System, the closing price of the Common Stock on such exchange or the NASDAQ National Market System, or, if the Common Stock is otherwise traded in the over-the-counter market, the closing bid price, in each case averaged over a period of 20 consecutive business days prior to the date as of which "market price" is being determined. If at any time the Common Stock is not traded on an exchange or the NASDAQ National Market System, or otherwise traded in the over-the-counter market, the "market price" shall be deemed to be the higher of (A) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Company as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made, or (B) the fair value thereof determined in good faith by the Board of Directors of the Company as of a date which is within 15 days of the date as of which the determination is to be made.

     (vi) As used herein, the term "Common Stock" shall mean and include the Company's presently authorized shares of Common Stock and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided that the shares issuable upon conversion of this Note shall include shares designated as Common Stock of the Company on the date of original issue of this Note or, in the case of any reclassification of the outstanding shares thereof, the stock, securities or assets provided for in paragraph
(c)(iii) above.

     3. Remedies Upon Events of Default. Upon the occurrence of an Event of Default as defined in the Agreement, and so long as such Event of Default continues unremedied, then, unless such Event of Default shall have been waived by the holders of at least a majority of the principal amount of the Note then outstanding, the holders of at least a majority of the principal amount of the Note then outstanding shall be entitled by notice to declare the principal of and any accrued interest on the Note to be immediately due and payable, and thereupon the Note, including both principal and interest, shall become immediately due and payable (provided, however, that when any Event of Default described in Section 10.1(d) of the Agreement has occurred, the Note shall immediately become due and payable without presentment, demand or notice of any kind.

                                            EVEREST MEDICAL CORPORATION


                                            By /s/ John L. Shannon, Jr.
                                              John L. Shannon, Jr.
                                             Chief Executive Officer



                             RESTRICTION ON TRANSFER

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT THE TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

     THIS NOTE IS SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH AT THE BOTTOM OF THE LAST PAGE HEREOF.